Exhibit 10.19

COLLEGIUM PHARMACEUTICAL, INC.

Restricted Stock Award Agreement
Under 2012 Stock Incentive Plan

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”) is made as of March 5, 2014 (the “Grant Date”) by and between Collegium Pharmaceutical, Inc., a Delaware corporation (the “Company”), and Gino Santini (the “Participant”).

WHEREAS, the Company maintains the 2012 Stock Incentive (the “Plan”) for the benefit of its employees, directors, consultants, and other individuals who provide services to the Company and its Affiliates and the Plan permits the granting of Restricted Stock; and

WHEREAS, in consideration for the Participant’s future service to the Company as a member of the Company’s Board of Directors (the “Board”) and to further align the Participant’s interests with those of the Company’s stockholders, the Board has approved this award of restricted Common Stock to Participant subject to the restrictions and on the terms and conditions contained in the Plan and this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the agreements set forth herein, the parties hereby, agree as follows:

1.                                      Award of Shares.  The Company hereby awards to Participant Seventy-Five Thousand (75,000) shares of restricted Common Stock (the “Shares”), subject to the restrictions and on the terms and conditions set forth in this Agreement.  The terms of the Plan are hereby incorporated into this Agreement by this reference, as though fully set forth herein.  Except as otherwise provided herein, capitalized terms used herein will have the same meaning as defined in the Plan.

2.                                      Forfeiture; Vesting of Restricted Shares.

(a)                                 No Transfer of Unvested Restricted Shares.  Thirty-Seven Thousand Five Hundred (37,500) of the Shares (the “Restricted Shares”) shall be subject to forfeiture to the Company until they become vested in accordance with this Section 2.  While subject to forfeiture, the Restricted Shares may not be sold, pledged, assigned, otherwise encumbered or transferred in any manner, whether voluntarily or involuntarily by the operation of law.

(b)                                 Unvested Shares Subject to Forfeiture.  Subject to the other subsections of this Section 2, upon any cessation of the Participant’s service with the Company (whether initiated by the Company, Participant or otherwise): (i) any Restricted Shares which have not vested pursuant to this Section 2 will immediately and automatically, without any action on the part of the Company or payment of any consideration to Participant, be forfeited, and (ii) the Participant will have no further rights with respect to such forfeited Restricted Shares.

(c)                                Vesting of Restricted Shares.  Subject to Participant’s continuous service with the Company as a member of the Board through such date, Twelve Thousand Five Hundred (12,500) Restricted Shares will become vested (free from forfeiture pursuant to Section 2(b)) on April 1, 2014 (“First Vesting Date”), and thereafter as to an additional Twelve Thousand Five

Hundred (12,500) Restricted Shares at the end of each quarterly period following the First Vesting Date.

(d)                                 Acceleration of Vesting Upon a Sale Event.  Upon the occurrence of a Sale Event (as defined below), all of the unvested Restricted Shares will become vested and free from forfeiture pursuant to Section 2(b) immediately prior to the closing of such Sale Event. For purposes of this Agreement, a “Sale Event” shall mean either: (i) a transaction or series of related transactions in which a person, or a group of related persons, acquires from stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company, or (ii) a transaction that qualifies as a “Deemed Liquidation Event” as defined in the Company’s Certificate of Incorporation then in effect.

3.                                      Issuance of Shares.

(a)                                 The Company will cause the Restricted Shares to be issued in the Participant’s name either by book-entry registration or issuance of a stock certificate or certificates.  While the Restricted Shares remain forfeitable, the Company will cause an appropriate stop-transfer order to be issued and to remain in effect with respect to the Restricted Shares.  As soon as practicable following the time that any Restricted Share becomes vested (and provided that appropriate arrangements have been made with the Company for the withholding or payment of any taxes that may be due with respect to such share), the Company will cause that stop-transfer order to be removed.  The Company may also condition delivery of certificates for Restricted Shares upon receipt from the Participant of any undertakings that it may determine are appropriate to facilitate compliance with federal and state securities laws.

(b)                                 If any certificate is issued in respect of Restricted Shares, that certificate will include appropriate legends and will held in escrow by the Company’s secretary or his or her designee. In addition, the Participant shall be required to execute and deliver to the Company a stock power with respect to those Restricted Shares in substantially the form attached hereto as Exhibit A.  At such time as those Restricted Shares become vested, the Company will cause a new certificate to be issued without that portion of the legend referencing the previously applicable forfeiture conditions and will cause that new certificate to be delivered to the Participant (again, provided that appropriate arrangements have been made with the Company for the withholding or payment of any taxes that may be due with respect to such Restricted Shares).

4.                                      Substitute Property.  If, while any of the Restricted Shares remain subject to forfeiture, there occurs a merger, reclassification, recapitalization, stock split, stock dividend or other similar event or transaction resulting in new, substituted or additional securities being issued or delivered to the Participant by reason of the Participant’s ownership of the Restricted Shares, such securities will constitute “Restricted Shares” for all purposes of this Agreement and any certificate issued to evidence such securities will immediately be deposited with the secretary of the Company (or his or her designee) and subject to the escrow described in Section 3, above.

5.                                      Rights of Participant During Restricted Period.  The Participant will have the right to vote the Restricted Shares and to receive dividends and distributions with respect to the

Restricted Shares; provided, however, that any cash dividends or distributions paid in respect of the Restricted Shares, if any, while those shares remain subject to forfeiture will be placed in escrow with the secretary of the Company (or his or her designee) and will be delivered to the Participant (without interest) only if and when the Restricted Shares giving rise to such dividends or distributions become vested.

6.                                      Market Standoff Agreement.  The Participant agrees, in connection with the initial underwritten public offering of the Company’s securities pursuant to a registration statement under the Securities Act, (i) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock held by the Participant (other than those shares included in the offering) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company’s securities for a period of 180 days from the effective date of such registration statement (plus up to an additional 34 days to the extent requested by the managing underwriters for such offering in order to address Rule 2711(f) of the Financial Industry Regulatory Authority, Inc. or any similar successor provision), and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering

7.                                    Securities Laws.  The Board may from time to time impose any conditions on the Restricted Shares as it deems necessary or advisable to ensure that the Restricted Shares are issued and sold in compliance with the requirements of any stock exchange or quotation system upon which the shares are then listed or quoted, the Securities Act of 1933 and all other applicable laws.

8.                                    Tax Consequences.

(a)                                 The Participant acknowledges that the Company has not advised the Participant regarding the Participant’s income tax liability in connection with the grant or vesting of the Restricted Shares.  The Participant has had the opportunity to review with his or her own tax advisors the federal, state and local tax consequences of the transactions contemplated by this Agreement.  The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.

(b)                                 The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the award of the Restricted Shares.

(c)                                  The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the purchase of the Restricted Shares by the Participant or the lapse of the Purchase Option.  The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement.

(d)                                 If the Participant makes an election under Section 83(b) of the Code with respect to the grant of the Restricted Shares, the Participant agrees to notify the Company in writing on the day of such election.  The amount includible in the Participant’s income as a result of that election will be subject to tax withholding.  The Participant will be required to remit to the Company in cash, or make other arrangements reasonably satisfactory to the Company for the satisfaction of, such tax withholding amount; failure to do so within three business days of making the Section 83(b) election will result in forfeiture of all the Restricted Shares.  PARTICIPANT ACKNOWLEDGES THAT IT IS SOLELY THE PARTICIPANT’S RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PARTICIPANT’S BEHALF.

9.                                      The Plan.  This Restricted Stock Award is subject to, and the Participant agrees to be bound by, all of the terms and conditions of the Plan, a copy of which has been provided to the Participant.  Pursuant to the Plan, the Board is authorized to adopt rules and regulations not inconsistent with the Plan as it shall deem appropriate and proper.  All questions of interpretation and application of the Plan shall be determined by the Board and any such determination shall be final, binding and conclusive.  As provided in the Plan, upon the occurrence of a Reorganization Event (as defined in the Plan), the repurchase and other rights of the Company hereunder shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Restricted Shares were converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Restricted Shares under this Agreement.  If, in connection with a Reorganization Event, a portion of the cash, securities and/or other property received upon the conversion or exchange of the Restricted Shares is to be placed into escrow to secure indemnification or similar obligations, the mix between the vested and unvested portion of such cash, securities and/or other property that is placed into escrow shall be the same as the mix between the vested and unvested portion of such cash, securities and/or other property that is not subject to escrow.

10.                               Consent to Electronic Delivery.  The Participant hereby authorizes the Company to deliver electronically any prospectuses or other documentation related to this Agreement, the Plan and any other compensation or benefit plan or arrangement in effect from time to time (including, without limitation, reports, proxy statements or other documents that are required to be delivered to participants in such plans or arrangements pursuant to federal or state laws, rules or regulations).  For this purpose, electronic delivery will include, without limitation, delivery by means of e-mail or e-mail notification that such documentation is available on the Company’s intranet site.  Upon written request, the Company will provide to the Participant a paper copy of any document also delivered to the Participant electronically.  The authorization described in this paragraph may be revoked by the Participant at any time by written notice to the Company.

11.                               Entire Agreement.  This Agreement, together with the Plan, represents the entire agreement between the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature.

12.                               Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

13.                               Governing Law.  This Agreement will be construed in accordance with the laws of the State of Delaware, without regard to the application of the principles of conflicts of laws.

14.                               Amendment.  Subject to the provisions of the Plan, this Agreement may only be amended by a writing signed by each of the parties hereto.

15.                               Changes in Capitalization.  In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, the number of shares subject to forfeiture and other rights of the Company hereunder and such other relevant terms this Agreement that are affected by such stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event shall be equitably adjusted by the Company (in the manner determined by the Board).

16.                               Execution.  This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which will be deemed an original, and all of which together shall be deemed to be one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company’s duly authorized representative and the Participant have each executed this Restricted Stock Award Agreement as of the date first set forth above.

COLLEGIUM PHARMACEUTICAL, INC.

By:	/s/ Michael Heffernan
Name:	Michael Heffernan
Title:	President and CEO

PARTICIPANT:	Gino Santini

Signature:	/s/ Gino Santini

Exhibit A

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, I hereby sell, assign and transfer unto                                      (                  ) shares of Common Stock, $.001 par value per share, of Collegium Pharmaceutical, Inc. (the “Corporation”) standing in my name on the books of the Corporation represented by Certificate(s) Number          herewith, and do hereby irrevocably constitute and appoint                                              attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

By:
Gino Santini

Dated: